UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 05, 2025

Kirkland's, Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	000-49885	62-1287151
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5310 Maryland Way
Brentwood, Tennessee		37027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 872-4800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KIRK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on October 21, 2024, Kirkland’s, Inc. (the “Company” or “Kirkland’s”) and its subsidiaries entered into a $17 million Term Loan Credit Agreement (the “Beyond Term Loan”), which was fully funded at closing of the Beyond Term Loan, with Beyond, Inc. (NYSE: BYON) (“Beyond”), as administrative agent and lender. Kirkland’s and one of its subsidiaries are serving as the guarantors under the Beyond Term Loan, and Kirkland’s other two subsidiaries are the borrowers. At the closing of the Beyond Term Loan, the Beyond Term Loan consisted of (i) an $8.5 million loan that was mandatorily convertible into Kirkland’s common stock, no par value (“Common Stock”) at a price of $1.85 per share upon the approval of Kirkland’s shareholders and (ii) a non-convertible $8.5 million loan.

In connection and concurrent with the Beyond Term Loan, on October 21, 2024, the Company and Beyond entered into a subscription agreement (the “Subscription Agreement”, the transactions contemplated by the Beyond Term Loan and the Subscription Agreement, the “Transactions”) pursuant to which Beyond agreed to purchase $8 million of Common Stock at a price of $1.85 per share for a total of 4,324,324 shares upon the approval of Kirkland’s shareholders.

As disclosed below, on February 5, 2025, the issuances of shares of Common Stock pursuant to the Subscription Agreement and upon conversion of the outstanding convertible debt under the Beyond Term Loan were approved by the shareholders of the Company at a Special Meeting of the Shareholders (the “Special Meeting”). On February 5, 2025, following the approval of the issuance of shares of Common Stock by the shareholders of the Company, Beyond completed (i) the $8 million equity purchase and (ii) the mandatory conversion of the $8.5 million convertible term loan, resulting in the issuance of 8,934,465 shares of Common Stock (collectively, the “Beyond Shares”) to Beyond.

Proceeds from the Subscription Agreement were used by the Company to reduce borrowings under the Company’s existing $90 million revolving credit facility with Bank of America, N.A and to fund related transaction expenses.

During the Standstill Period (as defined below), Beyond may not transfer any of the Beyond Shares to any person without the consent of Kirkland’s, provided that Beyond may, without the consent of Kirkland’s, transfer purchased shares: (i) to an affiliate of Beyond, (ii) to any person so long as the transfer represents less than 10% of the outstanding capital stock of the Company (provided that transfers to Company competitors are restricted), (iii) pursuant to a tender offer, exchange offer, merger, recapitalizations, or similar material transaction or (iv) pursuant to an underwritten offering or Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to an investor rights agreement also entered into at the initial closing on October 21, 2024 (the “Investor Rights Agreement”), Beyond is subject to standstill obligations that, among other things, generally restrict Beyond’s ability to acquire more than 40% of the Company’s stock, take affirmative actions, solicit proxies, engage in voting campaigns, engage in “group” activity for purposes of Section 13 of the Exchange Act of 1934, as amended, with any other person other than its affiliates, effect any tender offer, present shareholder proposals, make any public statement regarding material changes to the Company’s Board of Directors (the “Board”), management or securities. The “Standstill Period” will continue until the earlier of (a) the later of the two-year anniversary of the Investor Rights Agreement and the date Beyond no longer holds at least 5% of the outstanding Common Stock, or (b) a change of control of the Company.

Pursuant to the Investor Rights Agreement Beyond has the right, at its election, to designate two nominees for appointment to Kirkland’s Board. This right will remain in place so long as Beyond owns at least 20% of Kirkland’s outstanding Common Stock. If Beyond’s ownership of Common Stock drops below 20% of Kirkland’s outstanding Common Stock, Beyond will have the right to designate one person for appointment to Kirkland’s Board so long as Beyond continues to own at least 5% of Kirkland’s Common Stock. The Company’s Board is expected to remain at six directors following shareholder approval, and if the size of the Board is increased, Beyond will be entitled to maintain proportionate representation. In addition to the director nomination rights described above, Beyond will also have the right to designate a board observer during the term of the Beyond Term Loan and for so long as it continues to own at least 5% of Kirkland’s Common Stock. In addition, as part of its stock purchase, Beyond will have customary demand and piggyback registration rights with respect to the purchased shares. Beyond has indicated that it does not intend to exercise its director nomination rights and no changes to the composition of the Board are anticipated at this time.

In addition to the foregoing, and as previously described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 8, 2024 in connection with the Special Meeting, on February 5, 2025, in connection with and upon completion of the transactions described above, the Company issued 310,135 shares of Common Stock to Consensus Securities LLC (“Consensus”), the Company’s financial advisor, as a partial payment of a success fee earned by Consensus in connection with the Beyond transactions. The shares of Common Stock were issued at a price of $1.85 per share for a total value of $537,750 pursuant to a subscription agreement (the “Consensus Subscription Agreement”).

The foregoing descriptions of the Beyond Term Loan, Subscription Agreement, Investor Rights Agreement and Consensus Subscription Agreement do not purport to be complete and are qualified in their entirety by reference to the agreements, which are incorporated by reference as Exhibits 10.1 through 10.4.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The shares sold to Beyond pursuant the Beyond Term Loan Agreement and Subscription Agreement are exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The shares issued to Consensus pursuant to the Consensus Subscription Agreement are exempt from registration pursuant to Section 4(a)(2) of the Securities Act. Each of Beyond and Consensus have represented to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and that the Common Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing shares of Common Stock issued.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 1.01 is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2025, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Charter (“the Charter Amendment”) which decreases the number of authorized shares of Common Stock from 100,000,000 to 80,000,000, and decreases the number of authorized shares of capital stock from 110,000,000 to 90,000,000. The Charter Amendment does not provide for any decrease in the number of authorized shares of the Company’s preferred stock, which remains at 10,000,000 shares. The Charter Amendment became effective upon filing with the Secretary of State of the State of Tennessee on February 5, 2025.

The foregoing summary is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 5, 2025, the Company reconvened and concluded a Special Meeting of Shareholders of the Company, originally convened and adjourned on December 23, 2024. A summary of the matters voted upon by the shareholders at the Special Meeting is set forth below.

Proposal 1. The shareholders approved, subject to certain conditions, the issuance of shares of common stock to Beyond, Inc. pursuant to Nasdaq Listing Rules 5635(b) and 5635 (d) based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	5,202,083	162,308	248,547	2,564,249

Proposal 2. The shareholders approved an adjournment of the Special Meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposal based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	7,874,795	238,759	63,633	0

Proposal 3. The shareholders approved an amendment to the Amended and Restated Charter of the Company to reduce the number of authorized shares of common stock from 100,000,000 to 80,000,000 based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	5,207,571	376,120	2,593,496	0

Item 8.01 Other Events.

On February 5, 2025, the Company issued a press release announcing the voting results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Articles of Amendment to the Amended and Restated Charter of Kirkland’s, Inc.

10.1*

Term Loan Credit Agreement dated as of October 21, 2024, by and between Kirkland’s Stores, Inc., as Lead Borrower, the Borrowers named therein, the Guarantors named therein, Beyond, Inc., as Administrative Agent and Collateral Agent and the Lenders party thereto (Exhibit 10.1 to Form 8-K filed on October 21, 2024).

10.2*	Subscription Agreement, dated as of October 21, 2024, by and between Kirkland’s, Inc. and Beyond, Inc. (Exhibit 10.2 to Form 8-K filed on October 21, 2024).

10.3*	Investor Rights Agreement, dated as of October 21, 2024, by and between Kirkland’s, Inc. and Beyond, Inc. (Exhibit 10.3 to Form 8-K filed on October 21, 2024).

10.4	Subscription Agreement, dated as of October 18, 2024, by and between Kirkland’s, Inc. and Consensus Securities, LLC.

99.1	Press Release dated February 5, 2025 announcing the finalizing of the Beyond investment.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland’s Inc.

Date:	February 5, 2025	By:	/s/ Carter R. Todd
Name: Carter R. Todd Title: Senior Vice President, General Counsel and Corporate Secretary